EXHIBIT 24
                               POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Roger L. Fix and Deborah A. Rosen, signing singly, his true and lawful attorney-in-fact to:

     (1) execute for and one behalf of the undersigned Forms 3, 4 and/or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2006.

                                 /s/ John Abbott
                                 _________________________________
                                 John Abbott

STATE OF NEW HAMPSHIRE
COUTY OF ROCKINGHAM                               December 11, 2006

      Before me, a Notary Public, personally appeared John Abbott, known to me (or satisfactorily proven to me) to be the person named above who subscribed the within instrument in my presence and acknowledged that he executed and delivered the same as his free act and deed before me,
                                    /s/ Steven G. Brown
                                  __________________________________
                                    Steven G. Brown